AGREEMENT OF SALE

                                     between

                        WOODCREST ROAD ASSOCIATES, L.P.,

                       WOODCREST ROAD URBAN RENEWAL, LLC,

                                       AND

                                     OWNERS

                                    (SELLER)

                                       AND

                           HARVARD PROPERTY TRUST, LLC
                          D/B/A BEHRINGER HARVARD FUNDS


                                     (BUYER)

                                      TABLE OF CONTENTS

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ARTICLE 1     Definitions                                                           1
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ARTICLE 2     Purchase and Sale                                                     7
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ARTICLE 3     Due Diligence Review; Condition of Acquired Assets and Title          12
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ARTICLE 4     Closing                                                               16
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ARTICLE 5     Apportionments and Allocation of Expenses                             19
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ARTICLE 6     Representations, Warranties, Acknowledgements and Covenants           21
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ARTICLE 7     Seller's Affirmative Covenants                                        31
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ARTICLE 8     Conditions to Obligations of Seller and Buyer to Closing              33
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ARTICLE 9     Environmental                                                         35
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ARTICLE 10    Risk of Loss                                                          35
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ARTICLE 11    Remedies Upon Default                                                 36
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ARTICLE 12    Miscellaneous                                                         37
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                                          EXHIBITS

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SCHEDULE I    Owners
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EXHIBIT A     Transferred Contracts
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EXHIBIT B     Transferred Permits
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EXHIBIT C     Escrow Agreement
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EXHIBIT D     Tenant Estoppel Certificates
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EXHIBIT E-1   Assignment of General Partnership Interests and First Amendment to
              Amended and Restated Limited  Partnership Agreement of WRAAP
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EXHIBIT E-2   Assignment of Limited Partnership Interests and Consent to First
              Amendment to Amended and Restated Limited Partnership Agreement of
              WRAAP
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EXHIBIT F-1   Assignment of Manager and Membership Rights and Interests and First
              Amendment to Operating Agreement of WRUR
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EXHIBIT F-2   Assignment of Membership Rights and Interests and Consent to First
              Amendment to Operating Agreement of WRUR
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EXHIBIT G     Authorizations, Consents and Notices
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EXHIBIT H     Ownership Interests
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EXHIBIT I     Legal Description
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EXHIBIT J     Personal Property
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EXHIBIT K     Intangible Personal Property
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EXHIBIT L     Contracts
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EXHIBIT M     Litigation
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EXHIBIT N     Environmental Reports
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EXHIBIT O     Leases
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EXHIBIT P     Brokerage Agreements
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EXHIBIT Q     Rent Roll
------------- --------------------------------------------------------------------- -------

                                              2

                                AGREEMENT OF SALE

        AGREEMENT OF SALE dated the ____ day of December, 2005, between WOODCREST ROAD ASSOCIATES, L.P., a Pennsylvania limited partnership (d/b/a WRAAP, L.P. in New Jersey) ("WRAAP"), WOODCREST ROAD URBAN RENEWAL, LLC, a New Jersey limited dividend and liability company qualified as an urban renewal entity ("WRUR"), and those Persons identified and having an address as set forth on Schedule I attached hereto ("OWNERS")(WRAAP, WRUR and Owners, collectively, "SELLER") each having an office at c/o O'Neill Properties Group, 700 S. Henderson Road, Suite 225, King of Prussia, Pennsylvania 19406, and HARVARD PROPERTY TRUST, LLC, a Delaware limited liability company doing business as Behringer Harvard Funds ("BUYER") having an address at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

                                   WITNESSETH:

        THAT the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

        In addition to the defined terms contained elsewhere in this Agreement, the following terms shall have the following definitions:

                "AFFILIATE" shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person.

                "AGREEMENT" shall mean this Agreement of Sale, together with all Exhibits attached hereto, as it and they may be amended from time to time.

                "APPURTENANCES" shall have the meaning assigned to such term in
Section 6.1(a)(vi) of this Agreement.

                "ACQUIRED ASSETS" shall have the meaning assigned to such term in Section 2.2(a) of this Agreement.

                "ASSUMED LIABILITIES" shall have the meaning assigned to such term in Section 2.3(a) of this Agreement.

                "BUILDING" shall mean the commercial office building located on the Land.

                "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in the State of New Jersey are authorized by law or executed action to close.

                "BUYER" shall have the meaning assigned to such term in the Preamble of this Agreement.

                "CLOSING" shall have the meaning assigned to such term in
Section 4.1 of this Agreement.

                "CLOSING DATE" shall have the meaning assigned to such term in
Section 4.1 of this Agreement.

                "COMMITMENT" shall have the meaning assigned to such term in
Section 3.2(a) of this Agreement.

                "CONDOMINIUM ASSOCIATION" shall mean the 111 Woodcrest Condominium Association, Inc., a New Jersey nonprofit corporation.

                "CONTRACTS" shall have the meaning assigned to such term in
Section 6.1(b)(ii) of this Agreement.

                "DAMAGED PROPERTY" shall have the meaning assigned to such term in Section 10.1 of this Agreement.

                "DEPOSIT" shall have the meaning assigned to such term in
Section 2.4(c) of this Agreement.

                "DUE DILIGENCE EXPIRATION DATE" shall have the meaning assigned to such term in Section 3.1(a) of this Agreement.

                "DUE DILIGENCE REVIEW" shall have the meaning assigned to such term in Section 3.1(a) of this Agreement.

                "EDST" shall mean Eastern Daylight Savings Time.

                "EFFECTIVE DATE" shall mean the date on which the last party executes and delivers this Agreement.

                "ESCROW AGENT" shall mean the Title Company.

                "EXCLUDED ASSETS" shall have the meaning assigned to such term in Section 2.2(b) of this Agreement.

                "EXCLUDED LIABILITIES" shall have the meaning assigned to such term in Section 2.3(b) of this Agreement.

                "EXTENSION NOTICE" shall have the meaning assigned to such term in Section 4.1 of this Agreement.

                "GOVERNMENTAL AUTHORIZATION" shall mean any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

                "GOVERNMENTAL BODY" shall mean any: (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

                "GROUND LEASE" shall have the meaning assigned to such term in
Section 6.1(a)(vi) of this Agreement.

                "HAZARDOUS SUBSTANCES" shall have the meaning assigned to such term in Section 6.1(b)(viii) of this Agreement.

                "IMPROVEMENTS" shall have the meaning assigned to such term in
Section 6.1(a)(vi) of this Agreement.

                "INITIAL DEPOSIT" shall have the meaning assigned to such term in Section 2.4(a) of this Agreement.

                "INTANGIBLE PERSONAL PROPERTY" shall have the meaning assigned to such term in Section 6.1(a)(vi) of this Agreement.

                "INVENTORY" shall have the meaning assigned to such term in
Section 6.1(a)(vi) of this Agreement.

                "LAND" shall have the meaning assigned to such term in Section 6.1(a)(vi) of this Agreement.

                "LAW" shall mean any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity.

                "LEASES" shall mean all of the leases, subleases, licenses to use space, occupancy agreements and tenancies with respect to the Property (or any portion thereof), together with all guarantees thereof, and together with all amendments, modifications, supplements and renewals of any of the foregoing, which are in effect as of the Effective Date for all of the Property as described on EXHIBIT O attached hereto.

                "LEGAL REQUIREMENT" shall mean any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

                "LIEN" shall mean any lien, judgment, mortgage, deed of trust, charge, option, contractual restriction on transfer, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, broker's lien, mechanic's or materialman's lien or any other claim against the Property (or any portion thereof), as the case may be, or any agreement to create or confer any of the foregoing, in each case whether arising by agreement or under any statute, law, governmental ordinance, rule, regulation, decree, order or requirement of any governmental authority now or hereafter existing or otherwise.

                "LOSSES" shall mean any demands, damages, costs, claims, expenses, losses, proceedings, judgments, fines, liens, penalties, causes of action, or liabilities of any kind, whether known or unknown, suspected or unsuspected, active or passive, joint and several or joint, contingent or noncontingent, accrued or unsacred, ripe or unripe, or at statutory, administrative, or common law or in equity, which have ever arisen from, exist or may exist as a result of, or may ever arise from any release or threat of release of any Hazardous Substances to any environmental medium, including but not limited to any air, surface water, ground water, storm water, soil, rock, surface or subsurface, on, in, at, from, or under the Property, or any treatment, storage, transportation or disposal of any Hazardous Substances on, in, at, from, or under the Property. Losses shall include without limitation, any claims for contribution brought under statutory or common law, any claims under common law for restitution, reimbursement, or recoupment, any reasonable attorneys' fees and costs, experts' fees, court fees and costs, and the cost of administrative or judicial trial, hearing, or appeal, but in no event shall Losses be deemed to include special, punitive or consequential damages.

                "NOTICE" shall have the meaning assigned to such term in Section
12.4 of this Agreement.

                "NOTE" shall have the meaning assigned to such term in Section 2.4(g) of this Agreement.

                "ORGANIZATIONAL DOCUMENTS" shall mean (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the operating agreement or regulations and certificate of organization (or equivalent) of a limited liability company (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (d) any amendment to any of the foregoing.

                "OWNERS" shall mean those Persons identified on SCHEDULE I attached to this Agreement.

                "PERMITTED ENCUMBRANCES" shall have the meaning assigned to such term in Section 3.2(b) of this Agreement.

                "PERSON" shall mean any natural person, a partnership, a corporation, a limited liability company, a joint venture, a trust, an association, and any other form of business association or entity.

                "PERSONAL PROPERTY" shall have the meaning assigned to such term in Section 6.1(a)(vi) of this Agreement.

                "PILOT AGREEMENT" shall have the meaning assigned to such term in Section 6.1(a)(vi) of this Agreement.

                "POST-CLOSING LIABILITIES" shall have the meaning assigned to such term in Section 2.3(a)(2) of this Agreement.

                "PRE-CLOSING LIABILITIES" shall have the meaning assigned to such term in Section 2.3(b)(2) of this Agreement.

                "PROCEEDING" shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

                "PROPERTY" shall have the meaning assigned to such term in
Section 6.1(a)(vi) of this Agreement.

                "PURCHASE PRICE" shall have the meaning assigned to such term in
Section 2.4 of this Agreement.

                "RELATED PARTIES" shall have the meaning assigned to such term in Section 3.6 of this Agreement.

                "RENT ROLL" shall mean the Rent Roll for the Building, which is attached to this Agreement as EXHIBIT Q.

                "SECOND DEPOSIT" shall have the meaning assigned to such term in
Section 2.4(b) of this Agreement.

                "SUBLEASE" shall have the meaning assigned to such term in
Section 6.1(a)(vi) of this Agreement.

                "SURVIVING PROVISIONS" shall mean all rights, duties or obligations which are expressly intended to survive the termination of this Agreement.

                "TAX" shall mean any tax (including any income tax, capital gains tax, value-added tax, sales tax, transfer tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

                "TAX RETURN" shall mean any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

                "TENANT" shall mean one of the Tenants.

                "TENANTS" shall mean the tenants leasing space in the Building under the Leases.

                "TENANT ESTOPPEL" and "TENANT ESTOPPELS" shall have the meanings assigned to such terms in Section 3.7 of this Agreement.

                "TENANT ESTOPPEL CONDITION" shall have the meaning assigned to such term in Section 3.7 of this Agreement.

                "TERMINATION NOTICE" shall have the meaning assigned to such term in Section 3.1(c) of this Agreement.

                "THIRD DEPOSIT" shall have the meaning assigned to such term in
Section 2.4(c) of this Agreement.

                "THRESHOLD" shall have the meaning assigned to such term in
Section 10.1 of this Agreement.

                "TITLE COMPANY" shall mean Partners Title Company.

                "TRANSFER DOCUMENTS" shall have the meaning assigned to such term in Section 4.2(a) of this Agreement.

                "TRANSFERRED COMPANIES" shall have the meaning assigned to such term in Section 2.2(a)(1) of this Agreement.

                "TRANSFERRED CONTRACTS" shall have the meaning assigned to such term in Section 2.2(a)(2) of this Agreement.

                "TRANSFERRED DOCUMENTATION" shall have the meaning assigned to such term in Section 2.2(a)(4) of this Agreement.

                "TRANSFERRED PERMITS" shall have the meaning assigned to such term in Section 2.2(a)(3) of this Agreement.

                                   ARTICLE II

                                PURCHASE AND SALE

        2.1. AGREEMENT TO PURCHASE AND SELL. In consideration of the payment of the Purchase Price by Buyer to Seller and other good and valuable consideration (including, but not limited to, the mutual covenants contained in this Agreement) and subject to and upon the terms and conditions of this Agreement, at the Closing, Seller shall transfer, convey, assign and deliver to Buyer, and Buyer shall purchase and acquire from Seller all of the right, title and interest in, to and under the Acquired Assets (hereinafter defined), and Buyer shall assume and be responsible for and perform all the Assumed Liabilities (hereinafter defined).

        2.2.    ACQUIRED ASSETS AND EXCLUDED ASSETS.

                a. Except as set forth in Section 2.2(b), the term "ACQUIRED ASSETS" shall mean all of Seller's right, title and interest in, to and under the following assets as of the Closing Date:

                        (1) (i) all limited dividend and liability company membership interests or similar ownership rights in WRUR and (ii) the general partnership interest and all limited partnership interests in WRAAP (WRUR and WRAAP being collectively, the "TRANSFERRED COMPANIES");

                        (2) all contracts of Seller specifically identified on EXHIBIT A attached hereto, such Exhibit to be added by Buyer and Seller within two (2) Business Days following the expiration of the Due Diligence Expiration Date (the "TRANSFERRED CONTRACTS");

                        (3) to the extent their transfer is permitted under applicable Law, all permits, licenses, variances, exemptions, orders and other authorizations, consents and approvals of each Governmental Body necessary for the conduct of the Transferred Companies as identified on EXHIBIT B attached hereto (the "TRANSFERRED PERMITS");

                        (4) to the extent necessary to conduct the Transferred Companies and their respective businesses, all non-confidential documentation of Seller exclusively related to the Transferred Companies and the Property (hereinafter defined), including books of account, financial and accounting records, files and other data and documentation, except to the extent required by applicable Law to be retained by Seller (and in such case copies are to be made available to Buyer) (the "TRANSFERRED Documentation"); and

                        (5) to the extent not otherwise included in Subsections (1) - (4), the Property.

                b. Notwithstanding anything in this Agreement to the contrary, all assets of Seller not specifically identified as an Acquired Asset pursuant to Section 2.2(a), including, without limitation, the following assets of Seller (collectively, the "EXCLUDED ASSETS") shall be excluded from and shall not constitute any part of the Acquired Assets:

                        (1) all rights of Seller under this Agreement and the other instruments and certificates delivered in connection with this Agreement;

                        (2) all records of Seller prepared in connection with the sale of the Acquired Assets, including bids received from third persons and analyses relating to the Acquired Assets;

                        (3) all rights, claims and causes of action of Seller relating to any of the Excluded Liabilities, the Excluded Assets, or the Transferred Companies and Acquired Assets which arise prior to the Closing Date, including rights, claims and causes of action under insurance policies relating thereto;

                        (4) all contracts of the Transferred Companies, except for the Transferred Contracts;

                        (5) all permits, licenses, variances, exemptions, orders and other authorizations, consents and approvals of all Governmental Bodies, except for the Transferred Permits;

                        (6) all books of account, financial and accounting records, files and other documentation of Seller, except for the Transferred Documentation.; and

                        (7) all cash and cash equivalents of the Transferred Companies.

        2.3.    ASSUMPTION OF LIABILITIES.

                a. Upon the terms and subject to the conditions of this Agreement, Buyer hereby agrees to assume, effective as of the Closing Date, and agrees to be responsible for, pay, perform and discharge when due the following liabilities, obligations and commitments (collectively, the "ASSUMED LIABILITIES"):

                        (1) all obligations, liabilities and commitments that arise from and after the Closing Date under the Transferred Contracts; and

                        (2) all obligations, liabilities and commitments that arise out of or relate to the operation of the Acquired Assets from and after the Closing Date (the "POST-CLOSING LIABILITIES").

                b. Except as expressly set forth in Section 2.3(a), upon the terms and subject to the conditions of this Agreement, Buyer will not assume or be responsible for the following liabilities, obligations and commitments of Seller (the "EXCLUDED LIABILITIES"):

                        (1) all obligations, liabilities and commitments that arise prior to the Closing Date under the Transferred Contracts;

                        (2) all debts, obligations, liabilities and commitments that arise out of or relate to the operation of the Acquired Assets prior to the Closing Date whether accrued, absolute, contingent or otherwise, or whether arising out of any act or omission occurring, or state of facts existing prior to, on or after the Closing Date, (the "PRE-CLOSING LIABILITIES");

                        (3) except as otherwise expressly provided in this Agreement, all Taxes (including sales Taxes payable as a result of the sale of the Acquired Assets) that arise out of or relate to the operation of the Acquired Assets on or prior to the Closing Date; and

                        (4) any obligation or liability of Seller to the extent solely related to or arising solely in connection with the ownership of the Excluded Assets.

        2.4. PURCHASE PRICE. The purchase price for the Acquired Assets (the "PURCHASE PRICE") is Seventy Million Dollars ($70,000,000). The Purchase Price shall be paid by Buyer as follows:

                a. INITIAL DEPOSIT. A deposit in the amount of Three Million Dollars ($3,000,000) (the "INITIAL DEPOSIT") shall be delivered to the Escrow Agent on or prior to the third Business Day immediately after the full execution of this Agreement, by federal wire transfer of immediately available funds, to be held in escrow by Escrow Agent in an interest bearing account pursuant to the terms of an Escrow Agreement among Seller, Buyer and the Escrow Agent in the form of EXHIBIT C attached hereto (the "ESCROW AGREEMENT") until the Closing Date for the Acquired Assets or earlier termination of this Agreement. The Deposit and all interest earned thereon shall be hereinafter collectively referred to as the "DEPOSIT". The Deposit shall be non-refundable except as otherwise expressly set forth in this Agreement.

                b. SECOND DEPOSIT. A deposit in the amount of One Million Dollars ($1,000,000) (the "SECOND DEPOSIT") shall be delivered to the Escrow Agent on January 3, 2006, by federal wire transfer of immediately available funds, to be held in escrow by Escrow Agent pursuant to the terms of the Escrow Agreement until the Closing Date or earlier termination of this Agreement.

                c. THIRD DEPOSIT. A deposit in the amount of One Million Dollars ($1,000,000) (the "THIRD DEPOSIT") shall be delivered to the Escrow Agent on January 4, 2006 if Buyer elects to extend Closing as provided herein, by federal wire transfer of immediately available funds, to be held in escrow by Escrow Agent pursuant to the terms of the Escrow Agreement. The Initial Deposit, Second Deposit and Third Deposit and all interest earned thereon shall be hereinafter collectively referred to as the "DEPOSIT".

                d. CREDIT FOR DEPOSIT AT CLOSING. At Closing, and subject to the terms of this Agreement, the Deposit shall be credited against the Purchase Price and distributed to Seller.

                e. BUYER'S DEFAULT. Following the Due Diligence Expiration Date if (i) Closing does not occur solely due to Buyer's default under this Agreement, (ii) Seller is not in default under this Agreement, and (iii) Buyer has failed to cure such default within five (5) Business Days following Seller's written notice to Buyer describing such default, provided that there shall be no cure period for failing to close on the Closing Date and no cure period shall extend the Closing Date, the Deposit shall be immediately distributed by the Escrow Agent to Seller and thereafter retained by Seller as consideration for entering into this Agreement as Seller's sole and exclusive remedy.

                f. BALANCE OF PURCHASE PRICE. The balance of the Purchase Price shall be paid at Closing, net of any applicable closing prorations and other credits, by Buyer by delivery of a $200,000 non-negotiable note from Buyer as more fully described in Section 2.4(g) with the remaining balance being by federal wire transfer of immediately available funds.

                g. BUYER'S NOTE. At Closing, Buyer shall deliver a non-negotiable note (the "NOTE") in the principal amount of $200,000.00 with a maturity date on the first anniversary of the Closing Date and interest at the prime rate published in the Wall Street Journal five (5) Business Days prior to the Closing Date. Subject to Buyer's offset rights described below relating to breaches of Seller's representations and warranties, the principal balance of the Note and all accrued interest shall be due and payable on the maturity date of the Note. Buyer shall have a right to offset any damages, losses or liabilities relating from a breach by Seller of its representations and warranties under this Agreement against the payment due under the Note at maturity, provided that Buyer gives Seller written notice of any such breach or breaches, and the amount, if known, of any damage, loss or liability on or before thirty (30) days prior to the maturity date of the Note. In the event the amount of any damage, loss or liability is not known or reduced to a sum certain, payment of the sums due under the Note shall be deferred (but only as to the amount reasonably estimated by Buyer as the amount of any damage, loss or liability) and the maturity date of the Note shall be extended until such time as any damage, loss or liability is reduced to a sum certain, at which time the amount of such sum certain, if any, shall be offset against the outstanding balance due on the Note and any amount remaining after such offset shall be paid to Seller. Seller has ten (10) days following receipt of Buyer's written notice of offset to object to such offset by delivering written notice of such objection and specifically describing the facts upon which the objection is based and the amount which Seller claims may not be offset against the Note. If Seller fails to deliver a written objection within such ten (10) day period, any objections will be deemed to have been waived. If Seller delivers a written objection within such ten (10) day period, Seller and Buyer will try to resolve the dispute, each party acting reasonably and in good faith. If within fifteen (15) days of delivery of Seller's objection notice, the parties have been unable to agree on a resolution, either party may request that the dispute be submitted to the American Arbitration Association for resolution by a single arbitrator under the rules for handling expedited and non-complex commercial matters or through such other arbitrator and rules as the parties may then agree. The fees and expenses of the arbitrator shall be split evenly between Buyer and Seller and each party shall bear its own expenses in any arbitration proceeding unless the final arbitrator's award provides that Buyer's claimed offset amount should be reduced by an amount in excess of $50,000, in which case the arbitrator, in his discretion may provide that Buyer is responsible for paying some or all of Seller's portion of the cost of arbitration and Seller's out of pocket costs, including reasonable attorneys' fees, and provided further that if the arbitrator's final award does not reduce the amount claimed by Buyer as an offset by more than $5,000, then the arbitrator, in his discretion may provide that Seller is responsible for paying some or all of Buyer's portion of the cost of arbitration and Buyer's out of pocket costs, including reasonable attorneys' fees.

        2.5. FAILURE TO PAY DEPOSIT. In the event that Buyer fails to fund either the Initial Deposit or the Second Deposit in accordance with the terms of SectionS 2.2(a) and (b), respectively, of this Agreement for any reason whatsoever, this Agreement shall be immediately and automatically null and void and of no further force or effect. Upon any termination of this Agreement pursuant to this Section or Article 3 of this Agreement, no party shall have any further rights, duties or obligations under this Agreement with respect to the Acquired Assets, except for rights, duties or obligations which are expressly intended to survive the termination of this Agreement.

        2.6. INTEREST ON DEPOSIT. The Deposit shall be deposited by the Escrow Agent in a federally insured (to the extent permitted by law) interest bearing account and all interest earned on such account shall be added to the Deposit and distributed to the party entitled to receive the Deposit in accordance with the terms of this Agreement.

        2.7. ALLOCATION OF PURCHASE PRICE. Buyer and Seller agree to allocate the Purchase Price (as adjusted pursuant to this Agreement) among the Transferred Companies at Closing. An allocation shall be prepared by Buyer and delivered to Seller within five (5) days prior to the Closing Date. If Seller disputes the allocation, Buyer and Seller shall cooperate in good faith to resolve such dispute but shall not be obligated to resolve such dispute. If the parties agree to an allocation, Buyer and Seller shall not take any position inconsistent with such treatment and allocation in their respective income tax returns and other filings. If the parties fail to agree to an allocation, each of Buyer and Seller shall use its own allocation.

                                    ARTICLE 3

          DUE DILIGENCE REVIEW; CONDITION OF ACQUIRED ASSETS AND TITLE

        3.1     DUE DILIGENCE REVIEW.

                a. DUE DILIGENCE REVIEW AND DUE DILIGENCE EXPIRATION DATE. Buyer hereby acknowledges that Buyer and its agents have had access to all documents and information relating to the Acquired Assets as Buyer deemed necessary to complete the Due Diligence Review and make its own independent investment decision to acquire the Acquired Assets (the "DUE DILIGENCE REVIEW") prior to the Effective Date and that the Due Diligence Review has been completed except only with respect to the completion of a survey of the Land. Buyer shall have until 5:00 p.m. EDST on December 28, 2005 (the "DUE DILIGENCE EXPIRATION DATE") for completion of a survey and its review and acceptance thereof. In the event that Buyer determines that the survey shows an encumbrance on the Land which (i) is not a Permitted Encumbrance and (ii) will prohibit Buyer from continuing to operate the Property as it is now being operated, Buyer shall have the right to exercise its right to terminate this Agreement in accordance with its terms. Commencing on the Effective Date and continuing through the Closing Date or the earlier termination of this Agreement, Seller shall permit authorized representatives of Buyer to access the Land (hereinafter defined) and Improvements (hereinafter defined) at mutually agreed upon reasonable times for purposes of satisfying Buyer with respect to the representations, warranties and covenants of Seller set forth in this Agreement and with respect to satisfaction of any diligence requirements of Buyer. Prior to the time Buyer avails itself of the rights herein contained to enter upon the Land and Improvements, Buyer shall deliver to Seller insurance certificates evidencing that Buyer, Buyer's agents and contractors, or the particular party who intends to enter upon the Land and Improvements, has in effect a fully paid policy of insurance that insures Buyer and Seller against any liability normally covered by a public liability policy with limits of at least Two Million Dollars ($2,000,000) per occurrence of death of, or injury to, any one person. The policy(ies) maintained, or caused to be maintained, pursuant to this Section shall insure the contractual liability of Buyer covering the indemnities herein and shall (i) name Seller as additional insured party, and (ii) contain a provision that the insurance provided thereunder shall be primary and noncontributing with any other insurance available to Seller. Buyer shall not perform or cause to be performed, without Seller's prior written consent, any invasive or destructive sampling or testing of any media, including, but not limited to, water, soil and all other media, which consent shall not be unreasonably withheld. Buyer shall promptly and at Buyer's sole cost and expense, restore the Land and Improvements and repair any and all damage occasioned by such review to substantially the condition the Land and Improvements were in immediately prior to such review; provided, however, that the foregoing shall not require Buyer to repair or remediate any underlying conditions that are discovered by Buyer except to the extent any such conditions are exacerbated by Buyer. Buyer shall provide Seller with copies of all environmental reports generated by or on behalf of Buyer if and to the extent permitted by the preparers of such environmental reports; provided, however, in no event shall Buyer be deemed to make any representations or warranties in regard to such environmental reports or have any liability with respect to such environmental reports. Buyer shall make a commercially reasonable effort to coordinate its activities in connection with the Due Diligence Review with the activities of Seller and the business operations of the tenants.

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                b.      CONDITION OF ACQUIRED ASSETS. Except as expressly set
forth in this Agreement or in any of the other closing documents delivered by Seller in connection with this Agreement (collectively, the "CLOSING DOCUMENTS"), Seller makes no express or implied representations or warranties in connection with the Acquired Assets. Subject to the completion of the tenant improvements described in Section 3.8 of this Agreement, Buyer shall accept the Acquired Assets on the Closing Date in their existing condition as of such date, "AS IS, WHERE IS and WITH ALL FAULTS". Buyer hereby acknowledges that it has performed the Due Diligence Review and made its own independent investigations of the Acquired Assets. Buyer has been advised to perform the Due Diligence Review and to independently investigate the condition and suitability of all aspects of the Acquired Assets and all matters affecting the value or desirability of the Acquired Assets, including, but not limited to, potential environmental hazards.

                c. TERMINATION NOTICE; WAIVER. Buyer shall have the right to terminate this Agreement as provided in Section 3.1(a) above by delivering written notice of such decision (the "TERMINATION NOTICE") to Seller and Escrow Agent on or prior to 5 p.m. EDST on the Due Diligence Expiration Date. Failure to deliver a Termination Notice on or prior to such deadline shall be deemed to constitute (a) a determination by Buyer to proceed to Closing, subject to and in accordance with this Agreement, and (b) an acknowledgment and acceptance by Buyer of the survey; provided, however, that the foregoing shall not be in derogation of any other rights or remedies of Buyer under this Agreement (including, without limitation, any other right to terminate expressly set forth in the Agreement).

        3.2     TITLE REVIEW.

                a. TITLE INSURANCE. The Title Company has issued and delivered on December 13, 2005 a title insurance commitment File No. 10811426 for the Property (the "COMMITMENT").

                b.      TITLE. Buyer shall take title to the Property subject to
(i) exception no. 9-15, 17, 19-21, and 16 (to be modified to clarify the insured estate and the obligations under the identified documents) set forth in Schedule B-II of the Commitment, and all preprinted exceptions or exclusions on the ALTA 1992 Owner's Policy Form which are not otherwise removed by affidavit or endorsement; (ii) the Leases; (iii) Liens for taxes, assessments and governmental charges not yet due and payable or due and payable but not yet delinquent; (iv) applicable zoning regulations and ordinances provided the same have not been violated and do not prohibit or impair in any material respect use of the Building as it is currently operated and constructed; (v) that certain License Agreement between WRAAP and Comcast Commercial Services, Inc. dated December 2005, a memorandum of which is intended to be recorded prior to Closing; and (vii) such other items as Buyer shall accept (collectively, the "PERMITTED ENCUMBRANCES"). Permitted Encumbrances shall not include (i) any Liens, (ii) any violation of law recorded against any of the Property, or (iii) any exceptions caused by Seller's voluntary acts after the Effective Date and not approved by Buyer hereunder, and Seller shall be required to remove each of the foregoing matters from title on or before the Closing hereunder. Seller reserves the right to grant such easements as may be necessary to effectuate the agreement with PATCO regarding the commuter tunnel to Woodcrest Station provided that Seller shall keep

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Buyer fully informed of the status of such easements and provided further that no such easement, which is not in accordance with Seller's prior obligations and agreements, will be granted following the Due Diligence Expiration Date without Buyer's consent, such consent not to be unreasonably withheld or delayed, in which event such easements or other encumbrances shall be deemed to be Permitted Encumbrances.

        3.3 REFUND OF DEPOSIT IF TERMINATION. In the event that Buyer exercises its termination right under Section 3.1, the Deposit shall be refunded to Buyer by the Escrow Agent without any further notice or authorization required (notwithstanding anything in the Escrow Agreement to the contrary) and this Agreement shall be deemed terminated whereupon neither party shall have any further liability to the other hereunder except for the Surviving Provisions.

        3.4 NO RELIANCE ON SELLER. Except as otherwise expressly provided in this Agreement or the Closing Documents, Buyer hereby acknowledges and agrees that it shall not be entitled to, and does not and will not, rely on Seller or its agents as to (i) the quality, nature, adequacy or physical condition of the Acquired Assets including, but not limited to, appurtenances, access, landscaping, parking facilities or the sewage system at the Acquired Assets, if any; (ii) the quality, nature, adequacy or physical condition of soils or the existence, quality or condition of ground water at the Acquired Assets; (iii) the existence, capacity, quality, nature, adequacy or physical condition of the utilities serving the Acquired Assets; (iv) the development potential of the Acquired Assets for any particular purpose; (v) the zoning or other legal status of the Acquired Assets; (vi) the Acquired Assets or its operation's compliance with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions or restrictions of- governmental or quasi-governmental entity or of any other person or entity; (vii) the quality of any labor or material relating in any way to the Acquired Assets; or (viii) the condition of title to the Acquired Assets or the nature, status and extent of any right, encumbrance, license, reservations, covenant, condition, restriction or any other matter affecting title to the Acquired Assets.

        3.5 INDEMNIFICATION OF SELLER. Buyer shall be solely responsible for any and all damage or loss of any kind or nature whatsoever, whether to persons or to property, that may arise as a result of the acts or omissions of Buyer or Buyer's principals, employees, agents or contractors in connection with the Due Diligence Review or Buyer or Buyer's principals, employees, agents or contractors entering upon the Acquired Assets. Buyer hereby agrees to indemnify, protect, defend (with counsel reasonably acceptable to Seller), save and hold Seller harmless of and from all debts, duties, obligations, liabilities, suits, claims, demands, settlements, causes of action, damages, losses, fees and expenses (including, without limitation, reasonable attorneys' fees and expenses and court costs) that may arise out of or from a result of (i) any act or omission of Buyer or Buyer's employees, agents or contractors in connection with the Due Diligence Review or Buyer or Buyer's employees, agents or contractors entering upon the Acquired Assets, or (ii) in exercising its rights under this
Article 3, other than with respect to any underlying conditions that are discovered by Buyer except to the extent any such conditions are exacerbated by Buyer, or (iii) any liens or encumbrances filed or recorded against the Acquired Assets as a result of the Due Diligence Review. Buyer's obligations set forth in this Section 3.5 shall be Surviving Provisions.

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        3.6     CONFIDENTIAL INFORMATION. Except as required by court order or by operation of law, all matters reviewed or discovered by Buyer in the course of the Due Diligence Review and all other documents and materials furnished by or on behalf of Seller to Buyer pursuant to the transaction contemplated by this Agreement shall be strictly confidential; provided, however, that Buyer shall have the right to provide such information to its attorneys, consultants, agents, advisors, members, partners and prospective lenders (and each of their attorneys, consultants, agents, advisors, members and partners) (collectively "RELATED PARTIES") without the consent of Seller. In addition, the foregoing restriction shall not apply (a) to the extent that such information has been disclosed publicly prior to the date of this Agreement or is disclosed publicly after the date of this Agreement without a breach of this Agreement by Buyer or a Related Party (b) to the extent as may be recommended by Buyer's legal counsel in order to comply with all financial reporting, securities laws and other legal requirements applicable to Buyer, including any required disclosures to the Securities and Exchange Commission; (c) where such information is already known to Buyer or a Related Party before delivery of such information by Seller, or becomes available to Buyer or Related Parties from a source other than Seller so long as such source was not subject to any prohibition against transmitting the information to Buyer or Related Parties (d) the prohibition in the sentence immediately preceding this sentience will not survive Closing. Buyer may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except to the extent that confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. Buyer shall not have any contact whatsoever with any form of media (including, but not limited to print, radio, television or internet) or other third parties (except for the United States Environmental Protection Agency, the Pennsylvania Department of Environmental Protection, Township officials in the Township where the Acquired Assets is located, and other governmental authorities in connection with Buyer's due diligence) in connection with this transaction without Seller's prior written consent. If no Closing occurs hereunder Buyer's obligations under this Section 3.6 shall be Surviving Provisions and Buyer shall immediately return all originals and copies of all such documents and written materials to Seller, but otherwise this Section 3.6 will not survive Closing. Notwithstanding anything to the contrary contained herein, upon or after the Closing, Seller and Buyer may issue a press release in a form to be mutually agreed upon in advance by the parties.

        3.7 TENANT ESTOPPELS. At Closing, Seller shall deliver to Buyer tenant estoppel certificates, in accordance with the terms of the applicable Leases, in the form attached as EXHIBIT D hereto (each a "TENANT ESTOPPEL" and collectively, the "TENANT ESTOPPELS") to each of the Tenants designated in the Tenant Estoppels. Seller shall deliver the Tenant Estoppels to the Tenants and will request that the Tenants complete and execute the Tenant Estoppels. Seller shall make diligent efforts to have the Tenants execute and deliver the Tenant Estoppels promptly and Seller shall deliver copies of the Tenant Estoppels to Buyer upon Seller's receipt of same. It shall be a condition to Buyer's obligation to complete Closing that Seller deliver, at Closing, Tenant Estoppels dated within thirty (30) days of Closing ( the "TENANT ESTOPPEL CONDITION"). In the event that the Tenant Estoppel Condition is not satisfied, Buyer may exercise its right to terminate this Agreement in accordance with hereof.

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        3.8     TENANT IMPROVEMENTS. Seller shall be responsible, at Seller's sole cost and expense, to make and pay all costs (including brokerage commissions) associated with the tenant improvements to be completed in accordance with the term of that certain Office Space Lease with American Water Works Service Company dated September 6, 2005, as amended (the "American Water Lease"). Seller hereby agrees to indemnify Buyer for all debts, duties, obligations, liabilities, suits, claims, demands, settlements, causes of action, damages, losses, fees and expenses (including, without limitation, reasonable attorneys' fees and expenses and court costs) that may arise out of or from a result of any mechanics liens filed against the Acquired Assets in connection with any of the work described in this Section which is performed after the Closing. Seller will deposit into escrow with the Title Company at Closing an amount equal to any unfunded tenant improvement costs (exclusive of any costs associated with tenant change orders or extras for which the tenant is responsible) and leasing commissions due under the American Water Lease under a mutually acceptable escrow agreement. The provisions of this Section 3.8 shall be one of the Surviving Provisions.

                                    ARTICLE 4

                                   THE CLOSING

        4.1 TIME AND PLACE. The closing ("CLOSING") shall be held on January 4, 2006, upon five (5) days prior written notice by Buyer to Seller and such date shall constitute the "CLOSING DATE" with respect to the Acquired Assets. Buyer shall have the right to extend the Closing Date until a date between January 11-16, 2006 upon written notice delivered to Seller on or before December 29, 2005 (the "EXTENSION NOTICE") and upon payment of the Third Deposit.

        4.2     SETTLEMENT. At the Closing:

                a.      TRANSFER DOCUMENTS.

                        Seller shall convey and transfer to Buyer the following documents (hereinafter the "TRANSFER DOCUMENTS"):

                        i. assignment and assumption of general partnership interest in WRAAP and first amendment to the Amended and Restated Limited Partnership Agreement of WRAAP ("ASSIGNMENT OF GENERAL PARTNERSHIP INTEREST IN WRAAP AND FIRST AMENDMENT") in substantially the form attached hereto as EXHIBIT E-1;

                        ii. assignment and assumption of limited partnership interests in WRAAP and consent to first amendment to Amended and Restated Limited Partnership Agreement of WRAAP ("ASSIGNMENT OF LIMITED PARTNERSHIP INTERESTS IN WRAAP AND CONSENT") in substantially the form attached hereto as EXHIBIT E-2;

                        iii. assignment and assumption of manager and membership rights and interests in WRUR and first amendment to Operating Agreement of WRUR ("ASSIGNMENT OF MANAGER INTEREST IN WRUR AND FIRST AMENDMENT") in substantially the form attached hereto as EXHIBIT F-1;

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                        iv.     assignment and assumption of membership rights
and interests in WRUR and consent to first amendment to Operating Agreement of WRUR ("ASSIGNMENT OF WRUR MEMBERS INTERESTS IN WRUR AND CONSENT") in substantially the form attached hereto as EXHIBIT F-2;

                        v. a Foreign Investors in Real Property Tax Act Certification and Affidavit pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended;

                        Buyer shall execute and deliver to Seller:

                        i. Assignment of General Partnership Interest in WRAAP and First Amendment;

                        ii. Assignment of Limited Partnership Interests in WRAAP and Consent;

                        iii. Assignment of Manager Interest in WRUR and First Amendment; and

                        iv. Assignment of WRUR Members Interests in WRUR and Consent;

                b. OTHER CLOSING DELIVERIES. Seller and Buyer shall also execute and deliver the following documents:

                        i. Seller shall deliver all original Leases, Transferred Contracts, Transferred Permits, Transferred Documentation and plans and specifications for the Improvements and all tenant occupied space within the Improvements.

                        ii. Seller shall deliver a Rent Roll which shall be certified by an officer of Seller as being true and correct as of the Closing Date;

                        iii. Seller shall deliver a certificate executed by Seller confirming that all of Seller's representations and warranties set forth in this Agreement are true and correct as of the Closing Date;

                        iv. Buyer shall deliver a certificate executed by Buyer confirming that all of Buyer's representations and warranties set forth in this Agreement are true and correct as of the Closing Date;

                        v. Buyer and Seller shall execute and deliver a closing statement evidencing payment of the Purchase Price and reflecting all applicable prorations;

                        vi. Buyer and Seller shall execute prepared tenant notice letters;

                                       17
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                        vii.    Buyer and Seller shall deliver such resolutions,
authorizations, consents, bylaws or other corporate and/or partnership documents relating to Buyer (and Buyer's approved assignees) and Seller, as may be required by the Title Company;

                        viii. Buyer and Seller shall deliver any other documents reasonably required by the other or by the Title Company to effectuate the transactions contemplated by this Agreement;

                        ix. Seller shall deliver keys to the Building and Improvements;

                        x. Seller shall deliver evidence of termination of any existing property management agreement and brokerage agreements and evidence of the termination of any Contract or other agreements not designated by Buyer as Transferred Contracts;

                        xi. WRAAP shall cause the existing trustees of the Condominium Association and any officers of the Condominium Association appointed by WRAAP to deliver resignations effective as of the Closing Date and WRAAP will deliver an appointment of three (3) individuals designated by Buyer as replacement trustees of the Condominium Association; and

                        xii. Seller and Buyer shall execute and deliver such documents reasonably required by each other to effectuate the transactions contemplated by this Agreement.

                c. DELIVERY OF DEPOSIT. Escrow Agent shall deliver the Deposit to Seller by wire transfer of immediately available funds to such account(s) as Seller may specify in writing.

                d. BALANCE OF PURCHASE PRICE. After crediting the Deposit against the Purchase Price (if applicable), Buyer shall pay the remaining balance of the Purchase Price at Closing, net of any applicable closing prorations and other credits, by delivering the Note and the remaining balance of the Purchase Price by federal wire transfer of immediately available funds to Seller.

        4.3 LIENS AND ENCUMBRANCES. If at Closing there shall be any Liens or encumbrances, other than the Permitted Encumbrances, that Seller has agreed to pay and discharge, Seller shall be required to remove any Liens in accordance with Section 3.2(c) and Seller may use any portion of the balance of the Purchase Price payable at Closing to satisfy the same; PROVIDED, HOWEVER, that Seller shall either (a) deliver to the Title Company at Closing instruments in recordable form and sufficient, in the reasonable judgment of the Title Company, to satisfy such Liens and encumbrances of record, together with the cost of recording or filing said instruments, or (b) if Seller shall have made arrangements with the Title Company in advance of the Closing, deposit with the Title Company such monies as may be acceptable to and required by it to ensure the obtaining and recording of such satisfactions and the issuance of title insurance to Buyer either free of any such Liens and encumbrances or with insurance insuring over and against enforcement of the same out of the Acquired Assets provided that the Title Company is ready and willing to issue the Title Policy without exception for any such matters; and PROVIDED, FURTHER, that if the aggregate amount of monies required to satisfy any judgment(s) of record

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against Seller shall equal or exceed the Purchase Price, Seller shall have the right to terminate this Agreement by notice to Buyer. Upon such termination by Seller, this Agreement shall terminate, the Deposit shall be promptly refunded to Buyer and neither party shall have any further liability to the other hereunder other than the Surviving Provisions. The existence of any such Liens and encumbrances shall not be deemed objections to title if Seller shall comply with the foregoing requirements.

                                    ARTICLE 5

                    APPORTIONMENTS AND ALLOCATION OF EXPENSES

        5.1. APPORTIONMENTS. The following items shall be apportioned as of the Closing Date:

                a. rents, including additional rent and rent escalations, common area maintenance charges and other fixed charges payable under the Leases and received by Seller;

                b.      fuel, electric, water and other utility costs;

                c. municipal assessments and governmental license and permit fees;

                d. real estate taxes and assessments other than special assessments, based on the rates and assessed valuation applicable in the fiscal or calendar year, whichever is applicable, for which assessed;

                e.      water rates and charges;

                f.      garbage and rubbish removal charges;

                g.      sewer taxes and rents;

                h.      payments made under any Transferred Contracts;

                i.      deposits made to any third-party; and

                j.      Condominium Association fees.

        Seller and Buyer shall jointly prepare a preliminary Closing adjustment statement on the basis of the Leases and other sources of income and expenses, and shall endeavor to deliver such statement to the Title Company at least three
(3) days prior to Closing. If any of the foregoing cannot be apportioned on the Closing Date because of the unavailability of the amounts which are to be apportioned, such items shall be apportioned on the basis of a good faith estimate by the parties and reconciled as soon as practicable after the Closing Date but, in any event, no later than six (6) months after the Closing Date.

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        5.2.    REFUNDS. If any refunds of real property taxes or assessments, water rates and charges and sewer taxes and rents shall be made after the Closing Date, the same shall be held in trust by Seller or Buyer, as the case may be, and shall first be applied to the unreimbursed costs incurred in obtaining the same, then to any required refunds to tenants under the Leases (if any), and the balance, if any, shall be paid to Seller (for the period prior to the Closing Date) and then to Buyer (for the period commencing with the Closing
Date).

        5.3. ASSESSMENTS. If on the Closing Date, the Acquired Assets shall be or shall have been affected by any special or general assessment or assessments of real property taxes payable as a lump sum or which are or may become payable in installments of which the first installment is then a charge or Lien and has become due and payable, Seller shall pay or cause to be paid at Closing the unpaid installments of such assessments which relate to the period of time prior to the Closing Date and Buyer shall pay or cause to be paid all installments thereof which relate to the period of time after the Closing Date.

        5.4. INSURANCE POLICIES. No insurance policies of Seller are to be transferred to Buyer, and no apportionment of premiums therefore shall be made.

        5.5. SECURITY DEPOSITS. At Closing, Seller shall transfer to Buyer (or credit to Buyer against the Purchase Price) the amount of all unapplied security deposits under the Leases and shall cause any security deposits to be transferred to Buyer.

        5.6. PAST DUE RENTS. If on the Closing Date, there are past due rents with respect to any of the Leases, such past due rents will not be prorated and any amounts received by Buyer with respect to any such Leases after the Closing Date shall be applied, first, to rents due or past due in the month in which the Closing Date occurs and second, to all amounts due in months after the month in which the Closing Date occurs. Buyer shall remit any past due rents owed to Seller only if, as and when received by Buyer and after recovery of any past due rents owed Buyer, if any. If the Leases contain obligations on the part of the Tenants for tax, escalation or overage payments (additional rent) and such additional rent has not been collected by Seller as of the Closing Date, any such additional rent received by Buyer after the Closing Date relating to the period prior to the Closing Date shall be remitted to Seller if, as and when received by Buyer and after recovery of any past due additional rent owed Buyer, if any. Seller, with Buyer's prior consent which may be withheld in Buyer's sole discretion, shall have the right to commence suit against Tenants to recover rent or additional rent arrearages (as well as any interest earned thereon or any late charges imposed thereon) for a period of twelve (12) months after the Closing Date and prosecute such suit to completion, provided that in no event shall Seller has the right to bring either an unlawful detainer action, terminate any Tenant's lease or seek recourse to a Tenant's security deposit transferred to Buyer.

        5.7. PAST DUE CONDOMINIUM COMMON EXPENSES. The owner of Unit A of 111 Woodcrest Condominium, Udren Family Limited Partnership, owes WRAAP for past due common expense assessment payments which WRAAP paid to the Condominium Association on its behalf. Seller and Udren have entered into an agreement regarding repayment of these monies. Seller reserves the right to commence suit against Udren to recover the overdue common expenses accruing prior to the Closing Date. Such past due payments for the month of Closing shall not be prorated and any

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amounts received by Buyer with respect to any such past due common expenses after the Closing Date shall be remitted to Seller. The parties agree that the past due expenses shall be an Excluded Asset.

        5.8. NET AMOUNT OWED. Except with respect to security deposits, if a net amount is owed by Seller to Buyer pursuant to this Article 5, such amount shall be credited against the Purchase Price. If a net amount is owed by Buyer to Seller pursuant to this Article 5, such amount shall be added to the Purchase Price.

        5.9. TRANSFER TAXES AND OTHER COSTS. The cost of all real estate transfer taxes, if any, shall be paid Fifty percent (50%) by Seller and Fifty percent (50%) by Buyer. Seller shall be responsible for the cost of preparing the Transfer Documents for all matters relating to the clearing of title which Seller elects or is required to cure, the fees and costs associated with the assignment of all transferable warranties, one-half of Escrow Agent's fee and for the fees and expenses of Seller's attorneys in connection therewith. Buyer shall be responsible for the payment of all premiums for the Title Policy and all endorsements thereto, for the cost of any Survey, for the cost of performing the Due Diligence Review, for any and all costs and expenses (including, but not limited to, inspection expenses, mortgage recording costs, recording taxes and lender fees and costs) relating to any new financing placed on the Property by Buyer, one-half of Escrow Agent's fee, the fees and expenses of Buyer's attorneys in connection therewith and all recording charges due in connection with the any documents it elects to record. All other costs and expenses shall be apportioned in accordance with the custom and practice for transactions of the size and complexity contemplated by this Agreement in the southern New Jersey area.

        5.10. SURVIVAL OF OBLIGATIONS. The obligations of the parties under this Article 5 shall be Surviving Provisions.

                                    ARTICLE 6

           REPRESENTATIONS, WARRANTIES, ACKNOWLEDGEMENTS AND COVENANTS

        6.1. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Buyer that:

                a.      with regard to Seller:

                        i. STATUS AND AUTHORITY OF TRANSFERRED COMPANIES. WRAAP is a duly organized, validly existing and subsisting limited partnership under the laws of the Commonwealth of Pennsylvania and has all requisite power and authority to execute and deliver this Agreement, the Transfer Documents and to perform its obligations under this Agreement to consummate the transaction contemplated hereby. WRUR is a duly organized, validly existing and subsisting limited dividend and liability company qualified as an urban renewal entity under the laws of the State of New Jersey and has all requisite power and authority to execute and deliver this Agreement, the Transfer Documents and to perform its obligations under this Agreement to consummate the transaction contemplated hereby;

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                        ii.     ACTION OF SELLER. Seller has taken all necessary
actions to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by Seller on or prior to the Closing Date, such document shall constitute the valid and binding obligation and agreement of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors;

                        iii. NO VIOLATIONS. Neither the execution and delivery of this Agreement nor the consummation or performance of the transaction that is the subject of this Agreement will, directly or indirectly (with or without notice or lapse of time) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of Seller, (to the extent applicable)WRUR or WRAAP, any of the terms or requirements of any Governmental Body consent or authorization, any agreement to which Seller or the Transferred Companies is a party or by which Seller, the Transferred Companies or the Property is bound, or result in the imposition or creation of any Lien upon or with respect to any of the assets owned or used by WRUR or WRAAP;

                        iv. AUTHORIZATIONS, CONSENTS AND NOTICE. Except as set forth in EXHIBIT G attached hereto, Seller has obtained all third party authorizations and consents and given any notices which are necessary for it to execute and deliver this Agreement and on the Closing Date, Seller will have obtained all third party authorizations and consents and given any notices which will be necessary for it to execute and deliver the Transfer Documents and to consummate the transactions contemplated under this Agreement;

                        v. OWNERSHIP INTERESTS. The ownership interests of WRAAP and WRUR are as set forth in EXHIBIT H attached hereto. On the Closing Date WRAAP, WRUR and Owners will each be the record and beneficial owner and holder of the WRAAP and WRUR interests, free and clear of all Liens. All of the outstanding WRUR interests and WRAAP interests have been duly authorized and validly issued and are fully paid and nonassessable. There are no contracts or agreements relating to the issuance, voting, sale, or transfer of the WRUR interests or the WRAAP interests. None of the outstanding WRUR interests or the WRAAP interests was issued in violation of any Legal Requirement;

                        vi. THE PROPERTY. No Person other than WRAAP or WRUR owns or holds any right, title or interest in (i) Unit No. B, 111 Woodcrest Condominium located in Cherry Hill, Camden County, New Jersey (the "LAND"), as such Land is described on EXHIBIT I attached hereto, (ii) the Building and all other improvements located thereon and all other structures, systems, and utilities associated therewith (the "IMPROVEMENTS'), (iii) any tenements, hereditaments and privileges appurtenant thereto, including, but not limited to, any estate, right, title interest, property, claim and demand in and to all streets, alleys, rights-of-way, sidewalks, easements and utility lines or agreements and development, water or mineral rights in connection with the Land (collectively, the "APPURTENANCES"), (iv) any personal property located on or in the Land or the Improvements and used in connection with the operation and maintenance of the Property and not owned or leased by any tenant or property manager as described on EXHIBIT J attached hereto (collectively, the "PERSONAL PROPERTY"), (v) all buildings, materials, supplies, hardware, carpeting and other inventory located on or in the Land or the Improvements and maintained in connection with the Transferred Companies ownership and operation of the Property (collectively, the "INVENTORY"), (vi) any trademarks, tradenames, permits, licenses, approvals and entitlements (and all amendments, modifications, supplements and renewals thereof) and other intangible property used in connection with the foregoing, including, without limitation, any right, title and interest in any and all warranties and guaranties (and all amendments, modifications, supplements and renewals thereof) relating to the Property as described on EXHIBIT K attached hereto (collectively, the "INTANGIBLE PERSONAL PROPERTY"), (vii) that certain Ground Lease dated as of October 30, 2003 (the "GROUND LEASE") for the Land between WRAAP and WRUR and that certain Sublease dated as of October 30, 2003 (the "SUBLEASE") between WRUR and WRAAP, (viii) any Leases of the Building and Land that are in effect on the Effective Date, including the Ground Lease and the Sublease (collectively, the "LEASES") (ix) that certain Financial Agreement for Long-Term Tax Exemption with Cherry Hill Township dated as of October 30, 2003 (the "PILOT AGREEMENT") and (x) the Transferred Contracts. The Land, the Improvements, the Appurtenances, the Personal Property, the Inventory, the Intangible Personal Property, the Leases, the Ground Lease, the Sublease, the PILOT Agreement and the Transferred Contracts are hereinafter collectively referred to as the "PROPERTY";

                        vii. BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of WRUR and WRAAP, which will be made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices and all Legal Requirements. The minute books of WRUR and WRAAP contain accurate and complete records of all meetings held of, and corporate action taken by, the members and, if applicable, managers and officers of WRUR, and the general partner, and, if applicable, officers, board of directors and committees of WRAAP and no meeting of any such members, managers, or general partner have been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, possession of all of those books and records will be delivered to Buyer;

                        viii. LIABILITIES AND OBLIGATIONS. Neither WRUR nor WRAAP have any liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the most recent balance sheet of WRUR and WRAAP, as applicable, delivered to Buyer and current liabilities incurred in the ordinary course of business since the date thereof. Since the date of the most recent balance sheet of WRUR and WRAAP delivered to Buyer, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of WRUR and WRAAP, and no event has occurred or circumstance exists that may result in such a material adverse change;

                        ix. TAX RETURNS. WRUR and WRAAP have filed or caused to be filed, on a timely basis, all Tax Returns that are or were required to be filed by or with respect to WRUR and WRAAP,. as applicable, pursuant to applicable Legal Requirements. Seller has delivered to Buyer (or will deliver to Buyer within three (3) days after the date hereof) copies of all such Tax Returns filed since the date of formation of WRUR and WRAAP. WRUR and WRAAP have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by WRUR or WRAAP. There have not been any audits of such Tax Returns. WRAAP and WRUR have not been given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes. The charges, accruals, and reserves with respect to Taxes on the respective books of WRUR and WRAAP are adequate and are at least equal to the liability of WRUR and WRAAP for Taxes. There exists no proposed tax assessment against WRUR or WRAAP except as disclosed in the most recent balance sheets of WRUR and WRAAP delivered to Buyer. All Taxes that WRUR and WRAAP were required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person. All Tax Returns filed by WRUR and WRAAP are true, correct, and complete. There is no tax sharing agreement that will require any payment by WRUR and WRAAP after the date of this Agreement. Seller shall prepare and file all Tax Returns for WRAAP and WRUR (to the extent permissible under the applicable law) for all periods on or prior to Closing under the "Closing of the Books Method" with respect to WRAAP and WRUR subject to prorations for the month in which Closing occurs for rent and other normal operating income as provided for herein;

                        x. GOVERNMENTAL AUTHORIZATIONS. Exhibit B contains a complete and accurate list of each Governmental Authorization that is held by WRUR and WRAAP or that otherwise relates to the business of, or to any of the assets owned or used by, WRUR or WRAAP. Each Governmental Authorization listed is valid and in full force and effect. No event has occurred or circumstance exists that may (with or without notice or lapse of time) (a) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any such Governmental Authorization, or (b) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any such Governmental Authorization. Neither WRUR nor WRAAP have received, at any time since the date of formation, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (ii) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization. All applications required to have been filed for the renewal of the Governmental Authorizations have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies. The Governmental Authorizations listed collectively constitute all of the Governmental Authorizations necessary to permit WRUR and WRAAP to lawfully conduct and operate their respective businesses in the manner WRUR and WRAAP currently conducts and operates such business and to permit WRUR and WRAAP to own and use their assets in the manner in which they currently own and use such assets;

                        xi. CONDUCT OF BUSINESS. Since the date of the most recent financial statements delivered to Buyer, WRUR and WRAAP have conducted their businesses only in the ordinary course of business and there has not been any: (a) amendment to the Organizational Documents of WRUR and WRAAP; (b) sale (other than sales of inventory in the ordinary course of business), lease, or other disposition of any asset or property of WRUR and WRAAP or mortgage, pledge, or imposition of any Lien or other encumbrance on any material asset or property of WRUR or WRAAP; (c) cancellation or waiver of any claims or rights with a value to WRUR or WRAAP, as applicable in excess of $5,000; (d) a material change in the accounting methods used by WRUR or WRAAP; or (e) agreement, whether oral or written, by WRAAP or WRUR to do any of the foregoing;

                        xii. LITIGATION IN REGARD TO AGREEMENT. There are no actions or proceedings pending or, to Seller's knowledge, threatened, which question the validity of this Agreement or any action taken or to be taken by Seller hereunder or the ability of Seller to consummate the transactions contemplated by this Agreement or otherwise affect Buyer's ability to own or operate the Acquired Assets after the Closing;

                        xiii. NO VIOLATIONS OF AGREEMENTS. Neither the execution, delivery or performance of this Agreement by Seller, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any Lien, charge or encumbrance upon the Acquired Assets pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Seller is bound;

                        xiv. NO BANKRUPTCY. No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws has been filed or commenced or is pending or contemplated against Seller or the Acquired Assets;

                        xv. FOREIGN PERSON. Closing under this Agreement and the conveyance of the Acquired Assets will not cause to be imposed on Buyer any liability to withhold any amount pursuant to Section 1445 of the Internal Revenue Code or the implementing regulations;

                        xvi. TERRORIST ORGANIZATIONS LISTS. Seller is not acting, directly or indirectly, for or on behalf of any Person named by the United States Treasury Department as a Specifically Designated National and Blocked Person, or for or on behalf of any person designated in Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism. Seller is not engaged in the transaction contemplated by this Agreement directly or indirectly on behalf of, or facilitating such transaction directly or indirectly on behalf of, any such Person; and

                        xvii. NO ILLEGAL PAYMENTS. None of WRUR, WRAAP or any of their respective directors, officers, or agents has directly or indirectly
(a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured,
(iii) to obtain special concessions, or (iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of WRUR and WRAAP.

                b.      with regard to the Property:

                        i. DEFECT NOTICES. Neither WRAAP nor WRUR has received any notice from the holder of any mortgage presently encumbering the Property, any insurance company which has issued a policy with respect to the Property or from any board of fire underwriters or any other governmental agency or authority claiming any defects or deficiencies in the Property or suggesting or requesting the performance of any repairs, alterations or other work to the Property, which have not been cured;

                        ii. CONTRACTS. There are no management, service, equipment, supply, security, maintenance, construction, concession or other agreements with respect to or affecting the Acquired Assets, except for the agreements listed on EXHIBIT L to this Agreement (collectively, the "CONTRACTS"); WRAAP has delivered to Buyer true, correct and complete copies of each of the Contracts (and amendments, modifications, guarantees, warranties, bonds and/or supplements thereto); neither WRAAP nor to WRAAP's knowledge, the other party to any of the Contracts is in default thereunder and to WRAAP's knowledge, no event or omission has occurred which with the giving of notice or lapse of time, or both, would constitute a default or breach under the Contracts; each of the Contracts designated on Exhibit L will not be invalidated, violated or otherwise adversely affected by the transfer of the Acquired Assets to Buyer; and each of the Contracts designated on Exhibit L to be terminated shall be terminated by WRAAP at or prior to Closing and all sums due thereunder shall be paid in full by WRAAP at or prior to Closing or prorated in accordance with Article 5;

                        iii. INTANGIBLE PERSONAL PROPERTY. Exhibit K attached hereto contains a complete and accurate list of all Intangible Personal Property owned by Seller, including all intellectual property, fictional business names, trade names, registered and unregistered trademarks and service marks; patents and patent applications; all copyrights; and all trade secrets, customer lists, software, technical information, drawings, and blue prints owned, used, or licensed by Seller as licensee or licensor;

                        iv. MUNICIPAL IMPROVEMENTS. To WRAAP's knowledge, all street paving, curbing, sanitary sewers, storm sewers and other municipal or other governmental improvements which have been constructed or installed have been paid for and to WRAAP's knowledge will not hereafter be assessed, and all assessments heretofore made have been paid in full; and there are no private contractual obligations relating to the installation of or connection to any sanitary sewers or storm sewers;

                        v. VIOLATIONS OF LAW. Neither WRAAP nor WRUR have received any written notice relating to the Property of any violations of federal, state and local laws, rules, regulations, orders and other governmental requirements pertaining to zoning, subdivision, the environment, building, safety and fire standards which have not been corrected, including but not limited to written notice of any actual or threatened cancellation or suspension of any certificates of occupancy for any portion of the Improvements;

                        vi. LITIGATION AGAINST PROPERTY. Except as set forth on EXHIBIT M attached hereto and as set forth in Section 5.7 hereof, there is no action, suit or proceeding pending or, to the knowledge of WRAAP, threatened against or affecting WRAAP or the Property or any portion thereof or relating to or arising out of the ownership, management or operation of the Property, in any court or before or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality;

                        vii. CONDEMNATION. WRAAP has not received any notice of any condemnation proceeding or other proceedings in the nature of eminent domain in connection with the Property which are currently pending, and to WRAAP's knowledge no such proceedings are currently threatened;

                        viii. ENVIRONMENTAL CONDITION. During WRAAP's ownership of the Property, no Hazardous Substances were deposited on the Land or onto neighboring property by WRAAP or, to WRAAP's knowledge, any other party. For purposes of this Agreement, the term "HAZARDOUS SUBSTANCES" means those elements and compounds which are designated as such in Section 101(14) of the Comprehensive Response, Compensation and Liability Act (CERCLA), 42 U.S.C.
Section 9601(14), as amended, all petroleum products and by-products, and any other hazardous substances as that term may be further defined in any and all applicable federal, state and local laws. WRAAP has delivered to Buyer true, correct and complete copies of all environmental reports in WRAAP's possession or reasonable control, which reports are listed on EXHIBIT N attached hereto;

                        ix. TENANT IMPROVEMENT WORK. In regard to the Building, WRAAP has completed and paid all costs associated with the tenant improvements except with respect to that work required under the American Water Lease, as such Lease is more particularly described in Exhibit O;

                        x. PERSONAL PROPERTY. Exhibit J attached hereto sets forth a true, correct and complete list of all personal property owned by WRAAP;

                        xi. EMPLOYEES. Neither WRAAP nor WRUR has any employees;

                        xii. PERMITS. To WRAAP's knowledge, WRAAP has not failed to maintain or obtain any license or permit necessary for the operation of the Property in the manner in which they are presently being operated. All warranties, guarantees, licenses and permits held by WRAAP or otherwise benefiting the Property are listed on Exhibit K attached hereto; and

                        xiii. TAX APPEALS. There are no pending tax appeals with respect to real property taxes or assessments against the Property.

                c. with regard to the Leases and except for other subleases which are entered into prior to Closing with Buyer's prior written consent, which consent shall not be unreasonably withheld, conditioned and delayed, WRAAP represents:

                        i. FULL FORCE AND EFFECT. EXHIBIT O attached hereto sets forth a true, correct and complete list of all Leases and any amendments, modifications, supplements and renewals thereto. Each of the Leases is in full force and effect and neither WRAAP nor to WRAAP's knowledge the Tenant is in default under such Lease;

                        ii. CLAIMS OF TENANTS. No Tenant has asserted any claim of which WRAAP has written notice which could adversely affect the right of WRAAP, as landlord under the Lease, to collect rent from such Tenant and no written notice of default or breach on the part of WRAAP, as landlord under any Lease, has been received from any Tenant which has not been cured;

                        iii. TENANT IMPROVEMENTS. Except for WRAAP's obligations described in Section 3.8 of this Agreement, all painting, repairs, alteration, improvements and other work required to be performed by WRAAP under the Leases have been performed and paid for in full by WRAAP;

                        iv. BROKERAGE COMMISSIONS. EXHIBIT P attached hereto sets forth all written or oral leasing brokerage and similar agreements relating to the Property (collectively, the "BROKERAGE AGREEMENTS") and all leasing, brokerage or other commissions due or to become due (either prior to or after the Closing Date) in connection with the Leases (the "BROKERAGE COMMISSIONS"). Except as set forth on Exhibit P, all Brokerage Commissions have been paid in full. Buyer shall not be required to assume any such obligation to pay any leasing, brokerage or other commissions in connection with the Leases. WRAAP shall pay all Brokerage Commissions in full at or prior to Closing or may at WRAAP's option provide Buyer with a credit in the amount of all Brokerage Commissions at Closing. WRAAP has provided Buyer with true, correct and complete copies of (or, in the case of oral agreements, descriptions of) all Brokerage Agreements (and amendments, modifications, guarantees, warranties, bonds and/or supplements thereto); and

                        v. COPIES OF LEASES DELIVERED; RENT ROLLS; DELINQUENCY REPORTS. The copies of the Leases previously delivered by WRAAP to Buyer are true, correct and complete copies of the Leases and the same have not been further amended, modified, or supplemented; and no Tenant thereunder has any right to extend or renew the term thereof except as expressly set forth in the Leases. The Rent Roll previously delivered by WRAAP to Buyer, a copy of which is attached hereto as EXHIBIT Q, is true, correct and complete as of the date thereof (other than in immaterial respects) and includes a list of all security deposits held by WRAAP under each of the Leases.

                d. For purposes of this Section 6.1, any reference to Seller's knowledge shall be deemed to be Seller's actual (as opposed to constructive, implied or imputed) knowledge of Richard Heany, Drew Wolfington and Imran Shah without any duty of investigation or inquiry and any reference to receipt or non-receipt of a notice shall be deemed to be Seller's actual (as opposed to constructive, implied or imputed) receipt or non-receipt of such notice. Seller hereby assures Buyer that Richard Heany, Drew Wolfington and Imran Shah have primary responsibility for overseeing the management and operation of the Acquired Assets. If Buyer has actual knowledge that any of the foregoing representations and warranties are not true and correct as of the Due Diligence Expiration Date, and Buyer elects to consummate the Closing under this Agreement, Buyer shall be deemed to have waived such breach and such representation and warranty shall be deemed to be revised as of the date of Closing to conform to such facts and circumstances as existed as of the Due Diligence Expiration Date.

The representations and warranties made in this Agreement and in the Closing Documents by Seller shall be continuing and shall be deemed remade by Seller as of the Closing Date with the same force and effect as if made on, and as of, the Closing Date and such representations and warranties shall survive Closing for twelve (12) months.

        6.2. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Seller that:

                a. STATUS AND AUTHORITY OF BUYER. Buyer is a duly organized, validly existing limited liability company and is in good standing under the laws of the State of Delaware and has all requisite power and authority under the laws of such state to enter into and perform its obligations under this Agreement and consummate the transaction contemplated herein.

                b. ACTION OF BUYER. Buyer and Buyer's approved assignee have taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by Buyer and Buyer's approved assignee on or prior to the Closing Date, such document shall constitute the valid and binding obligation and agreement of Buyer and Buyer's approved assignee, enforceable against Buyer and Buyer's approved assignee in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

                c. AUTHORIZATIONS AND CONSENTS. Buyer and Buyer's approved assignee have each obtained all necessary authorizations and consents to enable it to execute and deliver this Agreement and as of the Closing Date, Buyer and Buyer's approved assignee will have each obtained all necessary authorizations and consents to enable it to consummate the transaction contemplated herein.

                d. TERRORIST ORGANIZATIONS LISTS. Buyer is not acting, directly or indirectly, for or on behalf of any Person named by the United States Treasury Department as a Specifically Designated National and Blocked Person, or for or on behalf of any person designated in Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism. Buyer is not engaged in the transaction contemplated by this Agreement directly or indirectly on behalf of, or facilitating such transaction directly or indirectly on behalf of, any such Person.

                e. KNOWLEDGE. "Actual knowledge" of Buyer shall be deemed to be the actual (as opposed to constructive, implied or imputed of Barry Gruebbel and Susan Roberts, without any duty of investigation or inquiry whatsoever.

The representations and warranties made in this Agreement and in the Closing Documents by Buyer shall be continuing and shall be deemed remade by Buyer as of the Closing Date with the same force and effect as if made on, and as of, the Closing Date and such representations and warranties shall survive Closing for twelve (12) months.

        6.3. DISCLAIMER; BUYER'S ACKNOWLEDGEMENTS RE: CONDITION OF THE ACQUIRED ASSETS; ACCEPTANCE OF THE ACQUIRED ASSETS. Buyer hereby acknowledges that during the Due Diligence Review Period, and subject to the terms of this Agreement, Buyer will have had the full and free opportunity to perform the Due Diligence Review and independently inspect and review all conditions of the Acquired Assets including environmental conditions.

BUYER ACKNOWLEDGES AND AGREES THAT EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE ACQUIRED ASSETS, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE ACQUIRED ASSETS, (C) THE SUITABILITY OF THE ACQUIRED ASSETS FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER, BUYER'S AFFILIATES OR ANY TENANT MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE ACQUIRED ASSETS OR THEIR OPERATIONS WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE ACQUIRED ASSETS, (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE ACQUIRED ASSETS, (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE ACQUIRED ASSETS, OR (H) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE ACQUIRED ASSETS OF HAZARDOUS MATERIALS (AS DEFINED BELOW) OR (I) ANY OTHER MATTER WITH RESPECT TO THE ACQUIRED ASSETS. ADDITIONALLY, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY EXECUTION HEREOF BUYER ACKNOWLEDGES THAT NO PERSON HAS MADE, ANY REPRESENTATION, AGREEMENT, STATEMENT, WARRANTY, GUARANTY OR PROMISE REGARDING THE ACQUIRED ASSETS OR THE TRANSACTION CONTEMPLATED HEREIN; AND NO SUCH REPRESENTATION, WARRANTY, AGREEMENT, GUARANTY, STATEMENT OR PROMISE IF ANY, MADE BY ANY PERSON ACTING ON BEHALF OF SELLER SHALL BE VALID OR BINDING UPON SELLER UNLESS EXPRESSLY SET FORTH HEREIN. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, BUYER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY

TO INSPECT THE ACQUIRED ASSETS, BUYER AND BUYER'S AFFILIATES SHALL RELY SOLELY ON THE DUE DILIGENCE REVIEW AND ON ITS OWN INDEPENDENT INVESTIGATION OF THE ACQUIRED ASSETS, SUBJECT TO THE TERMS OF THIS AGREEMENT AND IN THE CLOSING DOCUMENTS, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF SELLER AND AGREES TO ACCEPT THE ACQUIRED ASSETS AT THE CLOSING AND WAIVE ALL OBJECTIONS OR CLAIMS AGAINST SELLER (INCLUDING, BUT NOT LIMITED TO, ANY RIGHT OR CLAIM OF CONTRIBUTION OR ANY CLAIM PURPORTING TO ARISE OUT OF SELLER'S OWN NEGLIGENCE) ARISING FROM OR RELATED TO THE ACQUIRED ASSETS OR TO ANY HAZARDOUS MATERIALS ON THE ACQUIRED ASSETS OTHER THAN WITH RESPECT TO THIRD PARTY CLAIMS. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE ACQUIRED ASSETS WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY, TRUTHFULNESS OR COMPLETENESS OF SUCH INFORMATION EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENT, REPRESENTATION OR INFORMATION PERTAINING TO THE ACQUIRED ASSETS, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, CONTRACTOR, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE ACQUIRED ASSETS AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" "WHERE IS" CONDITION AND BASIS "WITH ALL FAULTS". IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN DETERMINED THROUGH NEGOTIATION TO REFLECT THAT THE ACQUIRED ASSETS IS BEING SOLD BY SELLER AND PURCHASED BY BUYER IN THE FOREGOING CONDITION.

                                    ARTICLE 7

                         SELLER'S AFFIRMATIVE COVENANTS

        Seller and each of the Transferred Companies hereby covenants with Buyer that from the Effective Date until the Closing Date (or until such date as may be specified below) as follows:

        7.1. APPROVAL OF AGREEMENTS. Except as otherwise authorized by this Agreement, Seller shall not enter into, modify, amend or terminate the Leases or any of the Transferred Contracts with respect to the Acquired Assets or grant any consent thereunder which would encumber or be binding upon Buyer from and after the Closing Date without in each instance obtaining the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed prior to the Due Diligence Expiration Date, but which consent may be withheld in the sole and absolute discretion of Buyer after the Due Diligence Expiration Date. On or prior to the Due Diligence Expiration Date, Buyer shall provide Seller with a list of the Transferred Contracts.

        7.2. OPERATION OF THE PROPERTY. To continue to operate the Property as currently operated in a good and businesslike fashion consistent with its past business practices and to cause the Property to be maintained in good working order and condition in a manner consistent with its past business practices and to keep current insurance policies in effect (or comparable replacements thereof), to not encumber the Property and to provide Buyer with copies of any written violation notices or other written notices involving litigation, condemnation, environmental, zoning or other land-use regulation proceedings it receives.

        7.3 STATEMENTS. Seller shall deliver to Buyer copies of all operating statements prepared in the ordinary course of business within fifteen
(15) days after Seller's preparation thereof relating to periods prior to Closing, even if prepared after Closing. Seller shall also deliver to Buyer copies of any bills for real estate taxes and personal property taxes and copies of any notices pertaining to real estate taxes or assessments applicable to the Property that are received by Seller after the Effective Date, even if received after Closing. The obligations set forth in this Section shall be Surviving Provisions.

        7.4 NOTICE OF LITIGATION. Seller shall promptly advise Buyer of any written notice of litigation received by Seller that will materially and negatively affect the ownership or operation of the Acquired Assets.

        7.5 BUYER'S AUDIT. Buyer has advised Seller that Buyer must cause to be prepared up to three (3) years of audited financial statements in respect of the Acquired Assets in compliance with the policies of Buyer and certain laws and regulations, including, without limitation, Securities and Exchange Commission Regulation S-X, Rule 3-14. Seller agrees to use reasonable efforts to cooperate with Buyer's auditors in the preparation of such audited financial statements. Without limiting the generality of the preceding sentence (i) Seller shall, during normal business hours, allow Buyer's auditors reasonable access to such books and records maintained by Seller (and Seller's manager of the Acquired Assets) in respect of the Acquired Assets as necessary to prepare such audited financial statements; (ii) Seller shall use reasonable efforts to provide to Buyer such financial information and supporting documentation as are necessary for Buyer's auditors to prepare audited financial statements; (iii) Seller will make available for interview by Buyer and Buyer's auditors the manager of the Acquired Assets or other agents or representatives of Seller responsible for the day-to-day operation of the Acquired Assets and the keeping of the books and records in respect of the operation of the Acquired Assets; and
(iv) if Seller has audited financial statements with respect to the Acquired Assets, Seller shall promptly provide Buyer's auditors with a copy of such audited financial statements. If after the Closing Date Seller obtains an audited financial statement in respect of the Acquired Assets for a fiscal period prior to the Closing Date that was not completed as of the Closing Date, then Seller shall promptly provide Buyer with a copy of such audited financial statement. The parties' obligations under this Section 7.5 shall be Surviving Provisions.

        7.6 AUDITOR'S REPORT. Seller, at the expense of Seller other than WRAAP or WRUR, with Buyer's assistance and cooperation, will submit or cause to be submitted on or before March 31, 2006, an auditor's report and an annual audited statement for WRUR's fiscal year 2005 in accordance with requirements of
Section 14 of the PILOT Agreement and otherwise acceptable to the Township Council, the Tax Assessor, the Town Clerk and the Director of the Division of Local Government Services of the Department of Community Affairs (as such parties are identified in the PILOT Agreement). All documents used or needed in connection with the preparation of the auditor's report and the annual audited statement shall be considered Transferred Documentation.

        7.7 ANNUAL DISCLOSURE STATEMENT. After December 31, 2005 and on or before the Closing Date, WRUR will cause WRUR to file the annual disclosure statement required by Section 16(d) of the PILOT Agreement and provide a copy of such filing to Buyer.

                                    ARTICLE 8

            CONDITIONS TO OBLIGATIONS OF SELLER AND BUYER TO CLOSING

        8.1. SELLER'S CONDITIONS TO CLOSING. The obligations of Seller hereunder are subject to satisfaction of each of the following conditions as of the time of Closing:

                a. Buyer shall have complied in all material respects with all of the terms, covenants and conditions hereof to be complied with on the part of Buyer, including but not limited to, the delivery to Seller of the Purchase Price payable hereunder, as adjusted as herein provided.

                b. All representations of Buyer in Section 6.2 of this Agreement shall be true and correct at the time of Closing as if made at such time.

        If Seller's Conditions listed above or any of the other express conditions set forth in this Agreement to Seller's obligation to close have not been satisfied to the sole satisfaction of Seller or waived in writing by Seller, and provided the Closing does not occur due to Seller's default under this Agreement, Seller shall be entitled to terminate this Agreement in which case Buyer shall receive the Deposit and all accrued interest thereon unless the Closing does not occur due to Buyer's default under this Agreement.

        8.2 BUYER'S CONDITIONS TO CLOSING. The obligations of Buyer hereunder are subject to satisfaction of each of the following conditions as of the time of Closing:

                a. Seller shall have complied in all material respects with all of the terms, covenants and conditions hereof to be complied with on the part of Seller.

                b. Subject to the second to last paragraph of Section 6.1 of this Agreement, all representations and warranties of Seller in Section 6.1 of this Agreement shall be true and correct at the time of Closing as if made at such time. Seller shall be entitled to downdate any of its representations and warranties to reflect matters revealed in any of the Tenant Estoppels; provided, however, that the condition set forth in this Section shall not be deemed satisfied unless all representations and warranties of Seller in Section 6.1 of this Agreement shall be true and correct at the time of Closing as if made at such time (regardless of any downdate).

        c. Buyer shall have received an ALTA owner's policy of title insurance or a marked up title commitment issued by the Title Company for the Acquired Assets, in the amount of the Purchase Price allocation and containing such endorsements as may be required by Buyer or Buyer's lender (to the extent available in New Jersey), insuring good and marketable fee title to the Acquired Assets subject only to the Permitted Encumbrances (the "TITLE POLICY"). The Title Policy shall provide full coverage against mechanics and materialmen's liens arising out of the construction, repair or alteration of any of the Improvements, including any tenant improvements therein. Seller shall execute and deliver to the Title Company an owner's affidavit sufficient to support the issuance of the Title Policy. Notwithstanding the foregoing, in the event that Buyer is unsuccessful in obtaining such ALTA owner's policy of title insurance or a marked up title commitment as described above, Seller shall have the option to obtain the aforesaid ALTA owner's policy of title insurance or marked up title commitment on Buyer's behalf and at Buyer's sole cost and expense in order to satisfy this condition. Any title insurance policy obtained by Seller on Buyer's behalf shall be issued by a nationally recognized title insurance company qualified to issue title insurance policies in the State of New Jersey and be obtained at rates promulgated by the State of New Jersey, any such title insurance policy shall not be at any additional liability or increased risk to Buyer.

        d. The physical condition of the Property shall be substantially the same on the day of Closing as on the Effective Date, reasonable wear and tear and loss by casualty excepted (subject to the provisions of Section 10.1 below), and, as of the day of Closing, there shall be no litigation or administrative agency or other governmental proceeding of any kind whatsoever, pending or threatened, which after Closing would materially adversely affect the value of the Acquired Assets or the ability of Buyer to operate the Acquired Assets in the manner in which it is currently being operated.

        e.      Buyer shall have received the Tenant Estoppels required under
Section 3.7 of this Agreement.

        f. Seller shall have completed all work required under Section 3.8 or will escrow 110% of mutually agreed upon funds to complete such work pursuant to a mutually acceptable escrow agreement with Escrow Agent or another third party escrow agent approved by Buyer.

If Buyer's Conditions listed above or any of the other express conditions set forth in this Agreement to Buyer's obligation to close have not been satisfied to the sole satisfaction of Buyer or waived in writing by Buyer, and provided the Closing does not occur due to Buyer's default under this Agreement, Buyer shall be entitled to terminate this Agreement and receive a refund of the Deposit and all interest accrued thereon and to pursue its remedies under
Section 11.3 of this Agreement.

                                    ARTICLE 9

                                  ENVIRONMENTAL

        9.1.    DISCLAIMER AND BUYER'S RELEASE OF SELLER.

                a. ACKNOWLEDGMENT OF DISCLAIMER. Except as otherwise expressly set forth in this Agreement, Buyer acknowledges and agrees that Seller has not made, does not make, and specifically disclaims any representations or warranties regarding compliance with any Hazardous Substances or other laws, regulations, ordinances or other requirements.

                b. RELEASE. Except to the extent attributable to Seller, Buyer and anyone claiming by, through or under Buyer hereby fully and irrevocably releases Seller from any and all claims or causes of action that Buyer may now have or hereafter acquire against Seller for either Losses or any alleged or actual violation of any statute, regulation, or judicial decision enacted, promulgated, or decided concerning the Acquired Assets or Hazardous Substances, other than with respect to third party claims. This release includes but is not limited to Losses of which Buyer is presently unaware or which Buyer does not presently suspect to exist in its favor which, if known by Buyer, would materially affect Buyer's release of Seller.

        9.2. SELLER'S RELEASE OF BUYER. Except to the extent attributable to Buyer, Seller and anyone claiming by, through or under Seller hereby fully and irrevocably releases Buyer from any and all claims or causes of action that Seller may now have or hereafter acquire against Buyer for either Losses or any alleged or actual violation of any statute, regulation, or judicial decision enacted, promulgated, or decided concerning the Acquired Assets or Hazardous Substances, other than with respect to third party claims. This release includes but is not limited to Losses of which Seller is presently unaware or which Seller does not presently suspect to exist in its favor which, if known by Seller, would materially affect Seller's release of Buyer.

                                   ARTICLE 10

                                  RISK OF LOSS

        10.1. CASUALTIES. If, between the Effective Date and the Closing, any material portion of the Property is damaged or destroyed by fire or other casualty or by reason of theft or disappearance ("DAMAGED PROPERTY") that will cost less than Five Million Dollars ($5,000,000) (the "THRESHOLD") to repair or replace, Buyer shall purchase the Damaged Property at Closing, whereupon Seller shall assign to Buyer any insurance proceeds to which Seller may be entitled as a result of such damage, destruction, casualty or loss to the Damaged Property, and Buyer shall receive a credit against the Purchase Price in the amount of the deductible (unless previously paid by Seller). If, however, such cost will exceed the Threshold, Buyer shall have the option, exercisable by notice to Seller within five (5) days after Buyer learns of said damage, destruction, casualty or loss, to either: (a) elect not to purchase the Acquired Assets and to terminate this Agreement whereupon the Deposit shall be paid to Buyer and the parties shall have no further rights or obligations hereunder except for the Surviving Provisions, or (b) elect to purchase the Acquired Assets, whereupon Seller shall assign to Buyer any insurance proceeds to which Seller may be entitled as a result of such damage, destruction, casualty or loss to the

Damaged Property, and Buyer shall receive a credit against the Purchase Price in the amount of the deductible (unless previously paid by Seller).

        10.2. CONDEMNATION. If, between the Effective Date and the Closing, a portion of the Property the value of which is less than the Threshold, shall be taken by reason of the exercise of the power of eminent domain, Buyer shall purchase the Acquired Assets and pay the full Purchase Price at Closing, whereupon Seller shall assign to Buyer all damages to which Seller may be entitled and that may be assigned by Seller pursuant to the eminent domain law of the municipality in which such taking shall occur; provided, however, that any taking involving or relating to parking, adequacy of utilities or ingress/egress, or zoning compliance, shall be deemed to exceed the Threshold. If, between the Effective Date and the Closing, any taking in excess of the Threshold shall be taken by reason of the exercise of the power of eminent domain, Buyer shall have the option, exercisable by notice to Seller within five
(5) days after Buyer learns of such taking, to either (a) elect not to purchase the Acquired Assets, whereupon the Deposit and all accrued interest thereon shall be paid to Buyer and the parties shall have no further rights or obligations hereunder except for the Surviving Provisions or (b) elect to purchase the Acquired Assets and pay the full Purchase Price allocated to the Acquired Assets at Closing, whereupon Seller shall assign to Buyer all damages to which Seller may be entitled and that may be assigned by Seller pursuant to the eminent domain law of the municipality in which such taking shall occur. Within five (5) days after notification of any such taking, but in no event later than Closing, Seller shall notify Buyer thereof.

                                   ARTICLE 11

                              REMEDIES UPON DEFAULT

        11.1. TIME OF ESSENCE. Time is of the essence with respect to all of the terms and conditions set forth in this Agreement.

        11.2. SELLER'S REMEDIES. In the event of a default by Buyer following the Due Diligence Expiration Date in the performance of any of the terms, covenants and conditions hereof to be performed on the part of Buyer, which results in Buyer's failure to close, Seller shall be entitled terminate this Agreement and receive the Deposit and all accrued interest thereon and all other monies paid on account of the Purchase Price, as liquidated damages and not as a penalty, as Seller's sole and exclusive remedy, and neither party shall have any further liability hereunder (except for the Surviving Provisions). The parties acknowledge and agree that Seller's damages in the event of a default by Buyer are difficult, if not impossible, to ascertain, and the Deposit and all accrued interest thereon constitute a reasonable approximation of Seller's likely actual damages in such an event. In the event Seller closes under this Agreement and then Buyer fails to fully perform any of its other obligations under this Agreement that survive or are performable after Closing, Seller may seek all remedies available at law or in equity. In addition, Buyer shall deliver to Seller all reports, tests, studies and other documentation prepared by Buyer, or on Buyer's behalf, in the Due Diligence Review.

        11.3. BUYER'S REMEDIES. In the event of a default by Seller in the performance of any of the terms, covenants and conditions hereof to be performed on the part of Seller, Buyer may (a) terminate the Agreement, in which event the Deposit and all accrued interest thereon shall be returned to Buyer as well as all other monies paid on account of the Purchase Price, this Agreement shall terminate and neither party shall have any further liability hereunder (except for the Surviving Provisions), or (b) pursue an action for specific performance of this Agreement. Notwithstanding the foregoing, if prior to the Closing Date, Seller or the Transferred Companies convey any interest in the Acquired Assets or the Property such that specific performance is not available as an adequate remedy, then Buyer may seek all other remedies as may be available at law or in equity. In the event Buyer closes under this Agreement and then Seller fails to fully perform any of its other obligations under this Agreement that survive or are performable after Closing, Buyer may seek all remedies available at law or in equity.

        11.4. ATTORNEYS' FEES. If any litigation is brought concerning this Agreement the party determined to be the prevailing party in the final judgment or order of court will be entitled to such party's reasonable attorneys' fees and direct costs and expenses in connection with the litigation.

        11.5 WAIVER OF TENDER. Formal tender of the balance of the Purchase Price by Buyer to Seller and the Transfer Documents by Seller to Buyer is hereby waived by both Seller and Buyer.

                                   ARTICLE 12

                                  MISCELLANEOUS

        12.1. BROKER. No broker other than Rockwood Realty Associates (the "Broker") was involved in connection with the transaction contemplated hereby. At Closing, Seller shall pay the Broker a sales commission (the "Commission") in accordance with the terms of a separate written agreement between Seller and the Broker. Each party hereby indemnifies and holds the other party harmless from and against any and all claims for any broker's commission or similar compensation that may be payable to any broker, finder or other person or entity based solely upon such party's own acts; provided, however, that claims of the Broker are excluded from Buyer's indemnity of Seller. The provisions of this Section shall be a Surviving Provision.

        12.2. LIMITATION OF LIABILITY. Notwithstanding anything to the contrary contained herein, each of Owner's liability hereunder shall be limited to its sole representation and warranty as to its ownership interest in WRAAP or WRUR, as applicable, as set forth in Section 6.1(a)(v) and its obligation to execute and deliver such documents as may be reasonably necessary to effectuate the transfer of its interest in accordance with this Agreement. Each of the Owners acknowledge that a portion of the Purchase Price as represented by the Note has been withheld as financial security for certain representations and warranties as more particularly set forth therein.

        12.3. NEXT BUSINESS DAY. In the event any date described herein for payment or performance of the provisions hereof falls on a Saturday, Sunday or legal holiday, the time for such payment or performance shall be extended to the next business day.

        12.4. NOTICES. Any notices or other communications between the parties hereto each a "Notice" and collectively, "Notices") shall be in writing and shall be given (a) by hand, b) by

United States registered or certified mail, postage prepaid, return receipt requested, (c) by overnight courier service guaranteeing next business day delivery, or (d) via telecopier or facsimile transmission to the facsimile number listed below, addressed to the party for whom intended as follows:

                (a)     if to Seller:

                               Woodcrest Road Associates, L.P.
                               700 S. Henderson Road, Suite 225
                               King of Prussia, PA 19406
                               Attention: Mr. Richard Heany
                               Fax: 610-337-5599
                               Tel: 610-992-5864

                               and

                               Woodcrest Road Urban Renewal, LLC
                               700 S. Henderson Road, Suite 225
                               King of Prussia, PA 19406
                               Attention: Mr. Richard Heany
                               Fax: 610-337-5599
                               Tel: 610-992-5864

                               with a copy to be delivered to:

                               Silverang & Associates LLC
                               700 South Henderson Road. Suite 225
                               King of Prussia, PA  19406
                               Attention: Martha I. Macartney, Esquire
                               Fax: 610-337-5599
                               Tel: 610-491-4467

                (b)     if to Owners:

                               Owners identified and having the addresses set forth in Schedule I with a copy to be delivered to:

                               Silverang & Associates LLC
                               700 South Henderson Road. Suite 225
                               King of Prussia, PA  19406
                               Attention: Martha I. Macartney, Esquire
                               Fax: 610-337-5599
                               Tel: 610-491-4467


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

                (c)     if to Buyer:

                               Harvard Property Trust, LLC
                               15601 Dallas Parkway. Suite 600
                               Addison, Texas 75001
                               Attention: Jon Dooly
                               Fax:  214-655-1600
                               Tel:  214-655-1610

                               with a copy to be delivered to:

                               Powell & Coleman, LLP
                               8080 North Central Expressway
                               Suite 1380
                               Dallas, Texas  75206
                               Attention: Michael L. McCoy, Esquire
                               Fax:  214-373-8768
                               Tel:  214-890-7117

Either party may designate by Notice given to the other party a new address to which Notices hereunder shall thereafter be sent. All Notices hereunder shall be deemed to have been delivered on the first Business Day on or after (i) actual receipt or refusal by the party to whom intended, (ii) three (3) business days after deposit thereof at any main or branch United States post office if sent in accordance with (b) above, (iii) one (1) business day after deposit thereof with an overnight courier service in accordance with (c) above, or (iv) successful transmission of all pages on or before 5:00 P.M. local time of the recipient's facsimile machine, if after such time or on a non-business day, then such notice shall be effective as of the next succeeding business day. Notices sent by a party's attorney shall constitute notice from the applicable party.

        12.4. COVENANT NOT TO RECORD. Buyer will not record this Agreement, and any such recording shall constitute a default by Buyer hereunder.

        12.5. ENTIRE AGREEMENT. All understandings and agreements, oral or written, heretofore had between the parties with respect to the subject matter hereof are merged in this Agreement, which alone fully and completely expresses their agreement, and the same is entered into after full investigation, neither party relying upon any statement or representation not embodied in this Agreement made by the other party. This Agreement may not be terminated, modified or amended, nor any provision hereof waived, in whole or in part, except by a writing signed by the party against whom enforcement of such termination, modification, amendment or waiver is sought.

        12.6. MERGER; SURVIVAL. Except to the extent expressly provided to the contrary herein, all representations, warranties, covenants, promises and agreements of the parties hereto contained in this Agreement shall merge in the delivery of the Transfer Documents and shall not survive the Closing.

        12.7. INTERPRETATION. Whenever used in this Agreement, the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders. Any reference to a portion of this Agreement surviving Closing is intended to mean that such portion will survive Closing, earlier termination of this Agreement, or delivery of the Transfer Documents. Article and Section headings are inserted for convenience only and shall not form part of the text of this Agreement.

        12.8. GOVERNING LAW; BINDING EFFECT. Enforcement of this Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

        12.9. ASSIGNMENT OF AGREEMENT. Buyer shall not assign its rights in this Agreement without the prior written consent of Seller, provided, however, that no such consent shall be required with respect to Buyer's assignment to an entity that (i) is wholly owned, directly or indirectly, by Buyer, or (ii) any partnership in which Buyer or an affiliate of Buyer is the general partner, or
(iii) any fund or entity sponsored by Buyer; such assignee delivers, on or before the date that is three (3) business days before the Closing Date, to Seller a duly executed assumption of all of the duties and obligations of Buyer by the proposed assignee; and provided further that upon any such assignment permitted hereunder, Buyer shall remain liable to Seller for the performance of the obligations of "Buyer" hereunder. Notwithstanding the foregoing, Buyer may assign its rights without the consent of Seller to an Affiliate, or to such entities as may be created and qualified to effect the transfer of the PILOT tax benefit, provided that no assignment of Buyer's rights hereunder shall relieve Buyer of its liabilities under this Agreement.

        12.10. COUNTERPARTS/FACSIMILE. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one instrument. This Agreement may be executed via facsimile followed by regular mail of the originals and shall be considered executed and binding upon receipt of the fax of the signature page of the last of the party's signature to this Agreement.

        12.11. WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY LAW, EACH PARTY HEREBY WAIVES, IRREVOCABLY AND UNCONDITIONALLY, TRIAL BY JURY IN ANY ACTION BROUGHT ON, UNDER OR BY VIRTUE OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY OF THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH, THE ACQUIRED ASSETS, OR ANY CLAIMS, DEFENSES, RIGHTS OF SET-OFF OR OTHER ACTIONS PERTAINING HERETO OR TO ANY OF THE FOREGOING.

        12.12. NO THIRD PARTY BENEFICIARY. The provisions of this Agreement are not intended to benefit any person or entity not a party hereto.

        12.13 SEVERABILITY. If any provision of this Agreement, or the application thereof to any person, entity, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void in any respect, the remainder of this Agreement and such provisions as applied to other persons, entities, places and circumstances shall remain in full force and effect.

        12.14. DRAFTS NOT AN OFFER TO ENTER INTO A LEGALLY BINDING CONTRACT. THE SUBMISSION OF A DRAFT, OR A MARKED-UP DRAFT, OF THIS AGREEMENT BY ONE PARTY TO ANOTHER IS NOT INTENDED BY EITHER PARTY TO BE AN OFFER TO ENTER INTO A LEGALLY BINDING CONTRACT WITH RESPECT TO THE PURCHASE AND SALE OF THE ACQUIRED ASSETS. THE PARTIES SHALL BE LEGALLY BOUND WITH RESPECT TO THE PURCHASE AND SALE OF THE ACQUIRED ASSETS PURSUANT TO THE TERMS OF THIS AGREEMENT ONLY IF AND WHEN THE PARTIES HAVE BEEN ABLE TO NEGOTIATE ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT IN A MANNER ACCEPTABLE TO EACH OF THE PARTIES IN THEIR RESPECTIVE SOLE DISCRETION, AND SELLER AND BUYER HAVE FULLY EXECUTED AND DELIVERED TO EACH OTHER A COUNTERPART OF THIS AGREEMENT.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.

SELLER:

WOODCREST ROAD ASSOCIATES,                    WOODCREST ROAD URBAN
L.P., a Pennsylvania limited partnership      RENEWAL, LLC, a New Jersey limited
(d/b/a WRAAP, L.P. in New Jersey)             liability dividend company

By:  Woodcrest Road Associates
     Acquisition Corporation                  By:  ______________________
     a Pennsylvania corporation                    Name:
                                                   Title:
     By:  ______________________
          Name:
          Title:


OWNERS:

                                              WOODCREST ROAD ASSOCIATES
                                              ACQUISITION CORPORATION


______________________________                By: ____________________________
J. BRIAN O'NEILL                                  Name:
                                                  Title:


THE MARY MARGARET TEGLER                      OPG PARTICIPATION, LLC
TRUST, For the Family of  J. Eustace
Wolfington


By:  _____________________________            By: _____________________________
     Name:                                        Name:
     Title:                                       Title:

SRI-WOODCREST ASSOCIATES, LLC


By:  __________________________________
     Name:
     Title:

                       [signatures continued on next page]

BUYER:

HARVARD PROPERTY TRUST, LLC
a Delaware limited liability company
d/b/a Behringer Harvard Funds

By:  _____________________________
     Name:
     Title:


        The undersigned, acting as Escrow Agent joins in the execution of this Agreement solely to (i) acknowledge receipt of the Deposit and (ii) agree to perform the duties of Escrow Agent as set forth herein.

Witness:                               ESCROW AGENT:
                                       PARTNERS TITLE COMPANY


_________________________              By: _________________________________
                                           Name:
                                           Title:








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